UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 10, 2014

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA		94043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2014, Symantec Corporation (the “Company”) announced the appointment of Mark S. Garfield as its new Senior Vice President and Chief Accounting Officer, effective March 10, 2014. A summary of the material terms and conditions of Mr. Garfield’s employment offer letter is set forth below. The summary is qualified in all respects by reference to Mr. Garfield’s employment offer letter, which is attached as Exhibit 10.01 hereto and is incorporated herein by reference. The employment offer letter has no specified term, and Mr. Garfield’s employment with the Company will be on an at-will basis. Mr. Garfield will be eligible to participate in Symantec’s employee and executive benefit programs, including the Company’s Executive Severance Plan and Executive Retention Plan.

There are no arrangements or understandings between Mr. Garfield and any other persons pursuant to which he was selected as Senior Vice President and Chief Accounting Officer. There are also no family relationships between Mr. Garfield and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Base Salary and Target Bonus. Pursuant to his employment offer letter, Mr. Garfield will receive an annual base salary of $350,000, and an annual bonus target of 60% of his annual base salary (prorated for fiscal year 2014 based on his date of hire).

Sign-On Bonus. Mr. Garfield will receive a one-time sign on bonus of $150,000, which shall be subject to repayment by Mr. Garfield if he voluntarily leaves the Company or is terminated for cause within one year of his start date as set forth in detail in the employment offer letter.

Equity Grants. The Company will grant Mr. Garfield $400,000 in value of restricted share units (RSUs) with standard four-year vesting provisions following his commencement of employment. The Compensation and Leadership Development Committee also approved the following long-term equity value targets for Mr. Garfield starting in fiscal 2015: $500,000 in performance-restricted shares (PRUs), and $500,000 in value of restricted share units (RSUs) with standard four-year vesting provisions. Each of the foregoing compensation grants for FY15 shall be subject to the terms and conditions applicable to grants made to all other executive officers of the Company and shall be valued at the time the grants are formally approved and made by the Company’s Compensation and Leadership Development Committee.

Relocation Assistance. Mr. Garfield will receive reimbursement for his reasonable and customary relocation expenses associated with his move to the San Francisco Bay Area.

Biography. Mr. Garfield, 43 years old, has served as Senior Vice President and Chief Accounting Officer of Brightstar Corporation, a wireless distribution and services company, since February 2013, and as Vice President of Finance from January 2013 to February 2013. He was Director of Finance at Advanced Micro Devices, a semiconductor company, from August 2010 to December 2012. From August 2001 to August 2010, Mr. Garfield served as Audit Senior Manager and Vice Director of Ernst & Young. Mr. Garfield has a bachelor’s degree in business economics from University of California at Santa Barbara.

Donald J. Rath, who was appointed as Symantec’s interim Chief Accounting Officer in December 2013, resigned as interim Chief Accounting Officer effective March 9, 2014, but will continue to serve as interim Chief Financial Officer until March 16, 2014, and as Vice President, Tax thereafter.

A press release announcing Mr. Garfield joining the Company as its Senior Vice President and Chief Accounting Officer is attached as exhibit 99.01 hereto, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description

10.01 99.01	Employment Offer Letter, dated February 3, 2014, between Symantec Corporation and Mark Garfield. Press release issued by Symantec Corporation, dated March 10, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: March 10, 2014	By:	/S/ GREGORY KING
Gregory King
Vice President, Corporate Legal Services and Assistant Secretary

Exhibit Index

Exhibit Number	Exhibit Title or Description

10.01 99.01	Employment Offer Letter, dated February 3, 2014, between Symantec Corporation and Mark Garfield. Press release issued by Symantec Corporation, dated March 10, 2014.